CyclO3PSS Corporation

         Notes to Consolidated Financial Statements (continued)













                                      EXHIBIT 23.1

                              CONSENT OF ERNST & YOUNG LLP

                         CyclO3PSS Corporation

                    CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-83586) pertaining to the CyclO3PSS Medical Systems, Inc.
Amended 1992 Stock Option Plan; CyclO3PSS Medical Systems, Inc. 1993 Non-Employee Director Stock Option Plan; and, Written Agreements between CyclO3PSS Medical Systems, Inc. and Certain Officers, Directors, and Employees of CyclO3PSS Corporation and Registration Statement (Form S-8 No. 333-10567) pertaining to Consulting Agreement of John Sloan of our report dated April 25, 1997, with respect to the consolidated financial statements of CyclO3PSS Corporation included in the Annual Report (Form 10-KSB) for the year ended February 28, 1997.

                                                             ERNST & YOUNG LLP
Salt Lake City, Utah
May 28, 1997